                                                                 EXHIBIT 25.1

                                               Registration No 33-__________

                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549

                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
          UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE
                   ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305 (b) (2)


                     IBJ SCHRODER BANK & TRUST COMPANY
            (Exact name of trustee as specified in its charter)

         New York                                         13-5375195
(State of Incorporation                                (I.R.S. Employer
if not a U.S. national bank)                           Identification No.)

One State Street, New York, New York                          10004
(Address of principal executive offices)                   (Zip code)

                        Max Volmar, Vice President
                     IBJ Schroder Bank & Trust Company
                             One State Street
                         New York, New York 10004
                              (212) 858-2000
         (Name, Address and Telephone Number of Agent for Service)

                           U.S. HOME CORPORATION
            (Exact name of obligor as specified in its charter)

         Delaware                                         21-0718930
(State or jurisdiction of                             (I.R.S. Employer
incorporation or organization)                       Identification No.)


1800 West Loop South
  Houston, Texas                                            77027
(Address of principal executive office)                   (Zip code)

                           All Senior Debt Securities
                to be registered under U. S. Home Corporation's
                   Form S-3 under the Securities Act of 1933
                    to be offered on a delayed or continuous
                      basis pursuant to Rule 415 under the
                       Securities Act of 1933, as amended
                        (Title of Indenture Securities)
                         -----------------------------

Item 1.  General information



         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                           New York State Banking Department
                           Two Rector Street
                           New York, New York

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           Federal Reserve Bank of New York Second District 33 Liberty Street
                           New York, New York

         (b)   Whether it is authorized to exercise corporate trust powers.

                                    Yes


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligor is not an affiliate of the trustee.


Item 3.  Voting securities of the trustee.

         Furnish the following information as to each class of voting securities of the trustee:

                          As of January 26, 1996

            Col. A                                       Col. B
         Title of class                           Amount Outstanding



                              Not Applicable

Item 4.  Trusteeships under other indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture:

                       9 3/4% Senior Notes Due 2003

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                              Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                              Not Applicable


Item 6. Voting securities of the trustee owned by the obligor or its officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                          As of January 26, 1996


   Col A            Col. B              Col. C                    Col. D
Name of Owner   Title of class   Amount owned beneficially   Percent of voting
                                                             securities
                                                             represented by
                                                             amount given in
                                                             Col. C
------------   ---------------   -------------------------   ----------------

                              Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

                     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                          As of January 26, 1996


     Col A              Col. B              Col. C                 Col. D
Name of Owner      Title of class       Amount owned        Percent of voting
                                        beneficially        securities
                                                            represented by
                                                            amount given in
                                                            Col. C
---------------    ---------------     --------------       -----------------




                              Not Applicable



Item 8.  Securities of the obligor owned or held by the trustee

                     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                          As of January 26, 1996



     Col A          Col. B           Col. C                  Col. D
Name of Owner    Title of class   Amount owned
                                  beneficially or         Percent of voting
                                  held as                 securities
                                  collateral security     represented by
                                  for obligations in      amount given in
                                  default                 Col. C
--------------   --------------   -------------------     ------------------




                              Not Applicable

Item 9.  Securities of underwriters owned or held by the trustee.

                     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                          As of January 26, 1996


        Col A          Col. B           Col. C               Col. D
Name of Owner       Title of class    Amount owned         Percent of voting
                                      beneficially or      securities
                                      held as collateral   represented by
                                      security             amount given in
                                      for obligations      Col. C
                                      in default
---------------    ---------------    ------------------   ------------------



                              Not Applicable


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

                     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                          As of January 26, 1996


   Col A           Col. B              Col. C                 Col. D
Name of Owner  Title of class   Amount owned             Percent of voting
                                beneficially or          securities
                                held as collateral       represented by
                                security for             amount given in
                                obligations              Col C.
                                in default
-------------  --------------   ------------------       -------------------



                              Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                          As of January 26, 1996

     Col. A                          Col. B               Col. C
Nature of Indebtedness         Amount Outstanding        Date Due
----------------------         ------------------        --------



                              Not Applicable


Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                          As of January 26, 1996


   Col A            Col. B              Col. C                   Col. D
Name of Owner   Title of class      Amount owned          Percent of voting
                                    beneficially or       securities
                                    held as collateral    represented by
                                    security for          amount given in
                                    obligations           Col. C
                                    in default
-------------   --------------      ------------------    -------------------



                              Not Applicable


Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                              Not Applicable

          (b)   If the trustee is a trustee under  another  indenture
                under  which  any other securities,   or certificates
                of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                              Not Applicable


Item 14.  Affiliations with the Underwriters

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

                              Not Applicable


Item 15.  Foreign Trustees.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                              Not Applicable


Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          *1.    A copy of the Charter of IBJ Schroder  Bank & Trust
                 Company as amended to date.  (See Exhibit 1A to Form
                 T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit I above).

          *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

           5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

           6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                   NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                 SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 26th day of January, 1996.



                                    IBJ SCHRODER BANK & TRUST COMPANY


                                    By: /s/  Max Volmar
                                    ---------------------------------
                                    Max Volmar
                                    Vice President

                                 Exhibit 6

                            CONSENT OF TRUSTEE




Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of U.S. Home Corporation, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                     IBJ SCHRODER BANK & TRUST COMPANY



                                    By:  /s/  Max Volmar
                                    -----------------------------------
                                    Max Volmar
                                    Vice President

Dated: January 26, 1996
                                 EXHIBIT 7

                    CONSOLIDATED REPORT OF CONDITION OF
                     IBJ SCHRODER BANK & TRUST COMPANY
                           of New York, New York
                   And Foreign and Domestic Subsidiaries

                      Report as of September 30, 1995

                                                              Dollar Amounts
                                                               in Thousands
                                                              ---------------

                                  ASSETS

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin ....$       27,302
    Interest-bearing balances..............................$      274,438

Securities:    Held to Maturity............................$      169,283
               Available-for-sale..........................$       30,605

Federal funds sold and securities  purchased under
agreements to resell in domestic offices of the
bank and of its Edge and Agreement subsidiaries and
in IBFs:
    Federal Funds sold.....................................$       49,732
    Securities purchased under agreements to resell........$          -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income...$     1,837,874
    LESS: Allowance for loan and lease losses..$        52,477
    LESS: Allocated transfer risk reserve......$           -0-
    Loans and leases, net of unearned income, allowance,
    and reserve............................................$    1,785,397

Assets held in trading accounts............................$          114

Premises and fixed assets..................................$        7,958

Other real estate owned....................................$          397

Investments in unconsolidated subsidiaries and
associated companies.......................................$          -0-

Customers' liability to this bank on acceptances
outstanding................................................$          938

Intangible assets..........................................$          -0-

Other assets...............................................$       68,195

TOTAL ASSETS...............................................$    2,414,359

                                LIABILITIES

Deposits:
    In domestic offices....................................$      474,693
        Noninterest-bearing .................$      143,148
        Interest-bearing ....................$      331,545

    In foreign offices, Edge and Agreement
    subsidiaries, and IBFs.................................$      853,713
        Noninterest-bearing .................$       10,321
        Interest-bearing ................... $      843,392

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased................................$       75,000
    Securities sold under agreements to repurchase.........$          -0-

Demand notes issued to the U.S. Treasury...................$       50,000

Trading Liabilities........................................$          101

Other borrowed money:
    a) With original maturity of one year or less..........$      668,892
    b) With original maturity of more than one year........$        5,000

Mortgage indebtedness and obligations under
capitalized leases.........................................$          -0-

Bank's liability on acceptances executed and
outstanding................................................$          938

Subordinated notes and debentures..........................$          -0-

Other liabilities..........................................$       83,666


TOTAL LIABILITIES..........................................$    2,212,003

Limited life preferred stock and related surplus...........$          -0-

                              EQUITY CAPITAL

Perpetual preferred stock..................................$          -0-

Common Stock...............................................$       29,650

Surplus....................................................$      216,935

Undivided profits and capital reserves.....................$      (44,320)

Plus:    Net unrealized gains (losses) on marketable
         equity securities.................................$          (91)

Cumulative foreign currency translation adjustments........$          -0-


TOTAL EQUITY CAPITAL.......................................$      202,356

TOTAL LIABILITIES AND EQUITY CAPITAL.......................$    2,414,359